SUBSIDIARIES OF THE REGISTRANT

  NAME                                                    STATE OF INCORPORATION
  ----                                                    ----------------------

  1.  Porterhouse, Inc.                                           Delaware
  2.  Morton's of Chicago, Inc.                                   Illinois
  3.  Morton's of Chicago/Addison, Inc.                           Delaware
  4.  Morton's of Chicago/Atlanta, Inc.                           Illinois
  5.  Morton's of Chicago/Baltimore, Inc.                         Delaware
  6.  Morton's of Chicago/Boston, Inc.                            Illinois
  7.  Morton's of Chicago/Buckhead, Inc.                          Delaware
  8.  Morton's of Chicago/Charlotte, Inc.                         Delaware
  9.  Morton's of Chicago/Chicago, Inc.                           Delaware
  10. Morton's of Chicago/Cincinnati, Inc.                        Delaware
  11. Morton's of Chicago/Clayton, Inc.                           Delaware
  12. Morton's of Chicago/Cleveland, Inc.                         Illinois
  13. Morton's of Chicago/Columbus, Inc.                          Delaware
  14. Morton's of Chicago/Dallas, Inc.                            Illinois
  15. Morton's of Chicago/Denver, Inc.                            Illinois
  16. Morton's of Chicago/Detroit, Inc.                           Delaware
  17. Morton's of Chicago/Fifth Avenue, Inc.                      Delaware
  18. Morton's of Chicago/Houston, Inc.                           Delaware
  19. Morton's of Chicago/Las Vegas, Inc.                         Delaware
  20. Morton's of Chicago/Minneapolis, Inc.                       Delaware
  21. Morton's of Chicago/Nashville, Inc.                         Delaware
  22. Morton's of Chicago/New Orleans, Inc.                       Illinois
  23. Morton's of Chicago/Orlando, Inc.                           Delaware
  24. Morton's of Chicago/Palm Beach, Inc.                        Delaware
  25. Morton's of Chicago/Palm Desert, Inc.                       Delaware
  26. Morton's of Chicago/Philadelphia, Inc.                      Illinois
  27. Morton's of Chicago/Phoenix, Inc.                           Delaware
  28. Morton's of Chicago/Pittsburgh, Inc.                        Delaware
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  29. Morton's of Chicago/Rosemont, Inc.                          Illinois
  30. Morton's of Chicago/Sacramento, Inc.                        Delaware
  31. Morton's of Chicago/San Antonio, Inc.                       Delaware
  32. Morton's of Chicago/San Diego, Inc.                         Delaware
  33. Morton's of Chicago/San Francisco, Inc.                     Delaware
  34. Morton's of Chicago/Santa Ana, Inc.                         Delaware
  35. Morton's of Chicago/Virginia, Inc.                          Illinois
  36. Morton's of Chicago/Washington, DC, Inc.                    Delaware
  37. Morton's of Chicago/Washington Square, Inc.                 Delaware
  38. Morton's of Chicago/West Street, Inc.                       Delaware
  39. Morton's of Chicago/Westbrook, Inc.                         Illinois
  40. Morton's, Inc.                                              Illinois
  41. Porterhouse of Los Angeles, Inc.                            Delaware
  42. Addison Steakhouse, Inc.                                    Texas
  43. Chicago Steakhouse, Inc.                                    Texas
  44. Houston Steakhouse, Inc.                                    Texas
  45. San Antonio Steakhouse, Inc.                                Texas
  46. Peasant Holding Corp.                                       Delaware
  47. The Peasant Restaurants, Inc.                               Delaware
  48. Mick's Restaurants, Inc.                                    Delaware
  49. Peasant at Locust Street, Inc.                              Delaware
  50. Mick's at Gwinnett Place, Inc.                              Delaware
  51. Mick's at Town Center, Inc.                                 Delaware
  52. Mick's at the Forum/Minneapolis, Inc.                       Delaware
  53. Mick's at Towson Commons, Inc.                              Delaware
  54. Mick's at Cumberland Mall, Inc.                             Delaware
  55. Mick's at Pennyslyvania Ave., Inc.                          Delaware
  56. Mick's at Southdale Center, Inc.                            Delaware
  57. Mick's at 19th Street, Inc.                                 Delaware
  58. Mick's at the Bellevue, Inc.                                Delaware
  59. Mick's at Fair Oaks, Inc.                                   Delaware
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  60. Mick's at Willow Grove, Inc.                                Delaware
  61. Mick's at Northpoint Mall, Inc.                             Delaware
  62. Mick's at Springfield, Inc.                                 Delaware
  63. Mick's at Annapolis Mall, Inc.                              Delaware
  64. Mick's at Loehmann's Fashion Island, Inc.                   Delaware
  65. Mick's at Hickory Hollow, Inc.                              Delaware
  66. Mick's at Oak Court, Inc.                                   Delaware
  67. Mick's at Rivergate, Inc.                                   Delaware
  68. Italian Restaurants Holding Corp.                           Delaware
  69. Bertolini's Restaurants, Inc.                               Delaware
  70. Bertolini's of Circle Centre, Inc.                          Delaware
  71. Bertolini's of Irvine Center, Inc.                          Delaware
  72. Bertolini's of King of Prussia, Inc.                        Delaware
  73. Bertolini's of Las Vegas, Inc.                              Delaware
  74. Bertolini's at Market Square, Inc.                          Delaware
  75. Bertolini's of Phipps Plaza, Inc.                           Delaware
  76. Bertolini's of Phillips Place, Inc.                         Delaware
  77. Bertolini's of Westbury, Inc.                               Delaware
  78. Bertolini's of WhiteFlint Mall, Inc.                        Delaware
  79. Bertolini's of Costa Mesa, Inc.                             Delaware
  80. Quantum Restaurant Development Corporation                  Georgia
  81. Santa Fe Steakhouse & Cantina Corp.                         Delaware